EXHIBIT 99.1

Platform Specialty Products Corporation Announces Fourth Quarter and Full Year 2014 Financial Results

-  2014 Net sales reach $843 million representing 13.0% growth over combined prior year sales

-  2014 adjusted EBITDA rises 17.8% to $212 million representing organic growth of 9%

-  Adjusted EBITDA margin for 2014 of 25.2% with MacDermid delivering a record for the business

-  Revising Ag integration synergy estimates up to $80 million from $65 million

MIAMI, March 18, 2015 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform" or "the Company"), a global, diversified specialty chemicals company, today announced its financial results for the three and twelve months ended December 31, 2014.

Please note: the 2013 as reported quarterly and year-to-date information is based on the predecessor information of MacDermid, Incorporated ("MacDermid") and does not reflect the purchase accounting effect of Platform's acquisition of MacDermid in October 2013. In order to perform a proper comparison of the P&L between 2013 and 2014, the Company has made certain adjustments to its reported numbers, as detailed in the financial tables included in this press release. The Company believes that this "as adjusted" format provides a more complete understanding of its operational results and a meaningful comparison of its performance between periods.

For the three months ended December 31, 2014:

  Net sales for the quarter increased 47.7% to $273.6 million compared to $185.3 million in the fourth quarter of 2013. On an organic basis, MacDermid's net sales of $185.6 million were up slightly year-over-year despite facing a $5 million foreign exchange headwind as a result of the strengthening U.S. dollar.
  Reported net loss increased to ($266.7) million, compared to ($200.1) million for the same period in 2013. MacDermid's net loss decreased to ($10.1) million, compared to ($205.2) million in the same period in 2013.
  Reported diluted earnings per share was ($1.59).
  Adjusted EBITDA for the quarter rose 47.6% to $65.7 million compared to $44.5 million from the year-prior period. Excluding the impact of the AgroSolutions segment, adjusted EBITDA increased by 11.7% to $49.7 million, including an adverse foreign exchange impact of approximately $1.4 million.
  Adjusted EBITDA margin levels were 24.0% for both quarters in 2014 and 2013. Adjusted EBITDA margin for the MacDermid business was 26.7%, representing a record level.
  Adjusted net income attributable to common shareholders rose to $27.8 million in this quarter from $22.0 million in the fourth quarter of 2013.
  Adjusted diluted earnings per share were $0.14, compared to $0.11 per adjusted diluted earnings per share in the same period of 2013.
  Adjusted recurring free cash flow of $67.8 million, or $0.35 per adjusted diluted share, was 63.4% higher for this fourth quarter 2014 compared to the $41.5 million, or $0.21 per adjusted diluted share, reported in the fourth quarter of 2013.

For the twelve months ended December 31, 2014:

  Net sales for the full year 2014 rose 13.0% to $843.2 million compared to $746 million in 2013. On an organic basis, net sales from MacDermid rose 1.2% to $755.2 million.
  Reported net loss increased to ($262.7) million, compared to a loss of ($203.5) million in 2013. MacDermid reported net income of $0.3 million, compared to a net loss of ($203.5) million in 2013.
  Adjusted EBITDA in 2014 reached $212.2 million, up 17.8%, compared to $180.1 million in 2013. The MacDermid business contributed $196.2 million, up 8.9% compared to last year.
  Adjusted EBITDA margin levels for the year were 25.2%, with MacDermid delivering an adjusted EBITDA margin of 26.0%. These levels represent significant increases compared to the adjusted EBITDA margin of 24.1% reported in 2013.
  Adjusted net income attributable to common shareholders rose to $113.6 million in 2014 from $89.6 million in 2013.
  Adjusted diluted earnings per share were $0.59, compared to $0.46 per adjusted diluted earnings per share in 2013.
  Adjusted recurring free cash flow of $148.2 million, or $0.77 per adjusted diluted share, was 51.4% higher in 2014 compared to the $97.9 million, or $0.51 per adjusted diluted share, reported in 2013.

Daniel H. Leever, Platform's Chief Executive Officer, commented, "Our remarkable performance in 2014 continued into the fourth quarter. MacDermid delivered record top- and bottom-line results and both CAS and Agriphar added meaningful contributions. Importantly, we achieved these results in spite of currency headwinds and increased investments back into the business. With the Arysta acquisition —our third and largest AgroSolutions acquisition— completed we have expanded our leadership capabilities and have already accelerated our integration plans. Based on our progress in integration and integration planning in just the past month, we are revising our projected three-year synergy target upwards from $65 million to $80 million."

Frank J. Monteiro, Platform's Chief Financial Officer, added, "Throughout 2014 we built solid momentum and achieved record-level adjusted EBITDA, adjusted EBITDA margins, and adjusted non-GAAP free cash flow. In addition to growing our underlying business, in recent months we have financed and closed key acquisitions that are almost immediately accretive to our adjusted earnings. Moving forward, we are focused on maintaining a prudent capital structure so that we can meet our long-term leverage target, execute on our build-up strategy, and create value for our shareholders."

In the fourth quarter of 2014, Platform closed its acquisitions of the Agriphar Group ("Agriphar") and Chemtura AgroSolutions ("CAS") and announced its acquisition of Arysta LifeScience ("Arysta"). The Company also completed several financings related to these transactions including a $650 million private placement of common shares, $402 million registered equity offering, and two term loan deals for an aggregate of approximately $700 million.

Wayne Hewett, Platform's President, noted, "While it's evident that Platform took significant strides to establish a meaningful presence in the agrochemicals space in 2014, it's important to underscore the quality of the assets that we have acquired. CAS, Agriphar, and Arysta all delivered record EBITDA levels in 2014 demonstrating the strength of these individual businesses. We believe that combining the three will yield a powerful offering in terms of product portfolio, crop exposure, and geographic reach that will help us accelerate growth and ultimately drive cash flow generation."

The Company has presented both US GAAP and adjusted financials to better provide investors with measures that allow them to more readily compare the performance of the Company. These adjusted amounts will provide investors insight into the cash generated from operations after taking into consideration reinvestment in the business for Free Cash Flow, Recurring Free Cash Flow, and Adjusted EBITDA.

Conference Call

Platform will host a webcast/dial-in conference call to discuss its fourth quarter and full year 2014 financial results at 8:00 a.m. (Eastern Time) on Wednesday, March 18, 2015. Participants on the call will include Daniel H. Leever, Chief Executive Officer, Wayne Hewett, President, and Frank J. Monteiro, Chief Financial Officer.

To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 82833025. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

About Platform

Platform is a global producer of high-technology specialty chemicals and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agricultural, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding Platform's adjusted earnings per share, expected or estimated revenue, the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies and Platform's ability to manage its risk in these areas, and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully complete as well as integrate and obtain the anticipated results and synergies from its consummated and future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

—FINANCIAL TABLES TO FOLLOW—

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONSOLIDATED BALANCE SHEETS

($ In thousands)

	December 31, 2014	December 31, 2013

Assets
Cash & cash equivalents	$ 397,280	$ 123,040
Restricted cash	599,946	--
Accounts receivable, net of allowance for doubtful accounts of $9,598 and $10,113 at December 31, 2014 and December 31, 2013, respectively	327,346	140,525
Inventories	205,843	89,618
Prepaid expenses & other current assets	47,954	30,269
Total current assets	1,578,369	383,452

Property, plant & equipment, net	174,958	136,166
Goodwill	1,405,294	989,808
Intangible assets, net	1,341,480	720,302
Other assets	57,420	30,426
Total assets	4,557,521	2,260,154

Liabilities & Stockholders' Equity
Accounts payable	106,671	56,156
Accrued salaries, wages and employee benefits	31,319	22,656
Current portion of long-term debt	15,071	7,958
Accrued income taxes payable	16,668	6,669
Accrued acquisition payable	14,278	--
Accrued expenses and other current liabilities	58,596	26,234
Total current liabilities	242,603	119,673

Long-term debt	1,400,823	744,291
Long-term deferred income taxes	202,292	169,800
Long term contingent consideration	63,900	34,800
Long term retirement plans	38,845	25,129
Other long-term liabilities	56,460	30,387
Total liabilities	2,004,923	1,124,080

Commitments and contingencies
Redeemable 401(k) plan interest	--	20,972
	--	--
Stockholders' Equity
Preferred shares (2,000,000 designated as Series A), 5,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively; 2,000,000 shares issued and outstanding at December 31, 2014 and December 31, 2013	20	--
Common shares, 400,000,000 shares authorized, 182,066,980 and 103,571,941 shares issued and outstanding at December 31, 2014 and 2013, respectively	1,901	--
Additional paid-in capital	2,812,375	1,212,038
Accumulated deficit	(224,130)	(194,222)
Accumulated other comprehensive (loss) income	(130,565)	1,265
Total stockholders' equity	2,459,601	1,019,081
Income in non-controlling interest	92,997	96,021
Total equity	2,552,598	1,115,102

Total liabilities, redeemable 401(k) interest and stockholders' equity	$ 4,557,521	$ 2,260,154

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

($ In thousands)

		Period from
	For the	Inception	For the ten
	year ended	(April 23, 2013) through	months ended
	December 31, 2014	December 31 2013	October 31, 2013
	Successor	Successor	Predecessor

Cash flows from operating activities:
Net (loss) income	$ (24,202)	$ (195,625)	$ 13,514
Adjustments to reconcile net (loss) income from operations to net cash flows provided by operating activities:
Non-cash charge related to preferred stock dividend rights	--	172,006	--
Depreciation and amortization	87,950	12,778	32,835
Deferred income taxes	(43,176)	(7,481)	(4,845)
Non-cash fair value adjustment to contingent consideration	29,100	(700)	--
Manufacturer's profit in inventory adjustment	35,514	23,912	--
Loss on extinguishment of debt	--	--	18,788
Restructuring charges	1,478	762	3,636
Equity compensation expense	1,293	542	9,317
Other, net	4,424	(585)	3,545

Changes in assets & liabilities, net of acquisitions:
Accounts receivable	4,922	6,222	(11,345)
Inventories	11,369	2,090	(4,612)
Accounts payable	10,885	(193)	2,367
Accrued expenses	(15,660)	(8,719)	3,915
Other assets and liabilities	(5,734)	2,514	(11,053)
Net cash flows provided by operating activities	98,163	7,523	56,062

Cash flows from investing activities:
Capital expenditures	(18,547)	(2,263)	(8,931)
Proceeds from sale of non-financial assets	602	4,393	2,133
Purchases of marketable securities	--	(359,934)	--
Redemption of marketable securities	--	359,934	--
Cash restricted to fund acquisition	(599,946)	--	--
Acquisition of businesses, net	(1,361,852)	(922,361)	--
Other, net	(3,033)	--	(1,017)
Net cash flows used in investing activities	(1,982,776)	(920,231)	(7,815)

Cash flows from financing activities:
Proceeds from issuance of debt, net of discount and fees	678,828	200	1,109,513
Repayments of borrowings	(9,102)	(2,180)	(732,873)
Repurchase of Predecessor Series A preferred stock	--	--	(270,167)
Advance from Platform Acquisition Holdings Limited	--	--	33,268
Proceeds from issuance of common stock, net	1,512,587	1,019,491	--
Payment of accumulated dividends on Series A preferred stock	--	--	(229,833)
Proceeds from issuance of preferred stock, net	--	20,000	--
Payment of debt financing fees	(13,172)	(1,830)	(13,589)
Other, net	(198)	(25)	(559)
Net cash flows provided by (used in) financing activities	2,168,943	1,035,656	(104,240)

Effect of exchange rate changes on cash and cash equivalents	(10,090)	92	(303)

Net increase (decrease) in cash and cash equivalents	274,240	123,040	(56,296)

Cash and cash equivalents at beginning of period	123,040	--	143,351
Cash and cash equivalents at end of period	$ 397,280	$ 123,040	$ 87,055

Noncash Investing Activities
Unpaid capital expenditures included in accounts payable and accrued expenses	2,373	--	--

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

($ In thousands)

		Period from
		Inception	For the ten
	Year Ended	(April 23, 2013) through	months ended	Year Ended
	12/31/2014	December 31, 2013	October 31, 2013	12/31/2012
	Successor	Successor	Predecessor	Predecessor

Net sales	$ 843,186	$ 118,239	$ 627,712	$ 731,220
Cost of sales	446,633	82,587	304,875	376,166
Gross profit	396,553	35,652	322,837	355,054

Operating expenses:
Selling, technical, general and administrative	357,872	54,521	207,554	214,614
Non-cash charge related to preferred stock dividend rights	--	172,006	--	--
Research and development	26,229	3,995	19,898	25,051
Restructuring	2,955	762	3,636	292
Total operating expenses	387,056	231,284	231,088	239,957

Operating profit (loss)	9,497	(195,632)	91,749	115,097

Other (expense) income:
Interest, net	(37,902)	(5,372)	(45,929)	(49,139)
Loss on extinguishment of debt	--	--	(18,788)	--
Other (expense) income, net	(2,484)	(440)	(557)	4,981
	(40,386)	(5,812)	(65,274)	(44,158)
(Loss) income before income taxes, non-controlling interests and dividends on preferred shares	(30,889)	(201,444)	26,475	70,939
Income tax benefit (provision)	6,687	5,819	(12,961)	(24,673)
Net (loss) income	(24,202)	(195,625)	13,514	46,266
Net income attributable to the non-controlling interests	(5,706)	1,403	(295)	(289)

Net (loss) income attributable to shareholders	(29,908)	(194,222)	13,219	45,977

Accrued stock dividend on Founder's preferred shares	(232,747)	--	--	--
Accrued payment-in-kind dividend on cumulative preferred shares	--	--	(22,454)	(44,605)
Net (loss) income attributable to common shares	$ (262,655)	$ (194,222)	$ (9,235)	$ 1,372

Earnings (loss) per share
Basic	$ (1.94)	$ (2.10)	n/a	n/a
Diluted	$ (1.94)	$ (2.10)	n/a	n/a

Weighted average shares outstanding (In thousands)
Basic	135,305	92,563	n/a	n/a
Diluted	135,305	92,563	n/a	n/a

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP AS ADJUSTED INCOME STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands, except per share amounts)
	Three Months Ended December 31, 2014	Adjustments 2014		As Adjusted Three Months Ended December 31, 2014		Combined (1) Three Months Ended December 31, 2013	Adjustments 2013		As Adjusted Three Months Ended December 31, 2013
	Successor			Successor

Net sales	$ 273,545	$ --		$ 273,545		$ 185,394	$ --		$ 185,394
Cost of sales	161,125	(23,558)	a	137,567		115,732	(24,191)	a	91,541
Gross profit	112,420	23,558		135,978		69,662	24,191		93,853

Operating expenses:
Selling, technical, general and administrative	126,135	(56,712)	b,c,d	69,423		92,800	(49,431)	b,c,e	43,369
Non-cash charge related to preferred stock dividend rights	--	--		--		172,006	(172,006)	f	--
Research and development	7,765	--		7,765		6,389	--		6,389
Restructuring	1,984	(1,984)		--		2,508	(2,508)		--
Total operating expenses	135,884	(58,696)		77,188		273,703	(223,945)		49,758

Operating (loss) profit	(23,464)	82,254		58,790		(204,041)	248,136		44,095

Other income (expense):
Interest, net	(14,527)	--		(14,527)		(10,686)	--		(10,686)
Other income (expense)	1,186	(2,295)	g	(1,109)		(593)	(911)	g	(1,504)
	(13,341)	(2,295)		(15,636)		(11,279)	(911)		(12,190)
(Loss) income before income taxes, non-controlling interests and dividends on preferred shares	(36,805)	79,959		43,154		(215,320)	247,225		31,905
Income tax benefit (provision)	3,145	(18,565)	h	(15,420)		13,789	(25,164)	h	(11,375)
Net (loss) income	(33,660)	61,394		27,734		(201,531)	222,061		20,530
Net income attributable to the non-controlling interests	(326)	345	i	19		1,428			1,428

Net (loss) income attributable to shareholders	(33,986)	61,739		27,753		(200,103)	222,061		21,958

Accrued stock dividend on Founder's preferred shares	(232,747)	232,747	j	--		--
Accrued payment-in-kind dividend on cumulative preferred shares	--	--		--		--		k	--
Net (loss) income attributable to common shares	$ (266,733)	$ 294,486		$ 27,753		$ (200,103)	$ 222,061		$ 21,958

Earnings (loss) per share
Basic	$ (1.59)	--		$ 0.17		--	--		$ 0.13
Diluted	$ (1.59)	--		$ 0.14		--	--		$ 0.11

Weighted average shares outstanding
Basic	167,480	--		167,480		--	--		167,480	l
Diluted	167,480	--		193,100	m	--	--		193,100	m

a Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with Chemtura and Agriphar Acquisitions in Q4 2014 and MacDermid in Q4 2013.

b Includes $29.5 million in Q4 2014 and $32.1 million in Q4 2013 for costs primarily associated with the Chemtura, Arysta and Agriphar Acquisitions.

c Includes $23.8 million in Q4 2014 and $11.1 million in Q4 2013 for intangible amortization expense that is added back in the "As Adjusted" Income Statement.

d Adjustment to reverse contingent consideration fair value adjustment of $3 million in connection with the MacDermid Acquisition.

e Adjustment for predecessor stock compensation and long term incentive plan expense included in operating expenses of $9.3 million.

f Non-cash charge related to preferred stock dividend rights over adjusted out of operating expenses.

g Adjustment to reverse net mark-to-market gain on foreign exchange forward contracts entered into to finance Chemtura and Agriphar Acquisitions in Q4 2014. Adjustment to eliminate gain on sale of building in Q4 2013.

h Adjustment to calculation of estimated effective tax rate of 36% in Q4 2014 and 36% in Q4 2013.

i Adjustment for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition.

j Reversal of accrued stock dividend to Founders issued in January 2015.

k Reversal of accrued accretion on Predecessor preferred stock dividends that were not paid until the MacDermid Acquisition.

l Weighted average basic shares for Q4 2014 are being used for Q4 2013 for comparison.

m Non-GAAP Diluted Shares are calculated as follows:

Outstanding shares at December 31, 2014 (excl. Founders Stock Dividend)	182,067
Conversion of exchange rights held by selling stockholders of MacDermid	8,641
Common shares equivalent of founder's preferred shares	2,000
Vested Director stock options	250
Equity awards granted in 2014	142
Adjusted Diluted shares at December 31, 2014	193,100

(1) For the quarter ended December 31, 2013, adjustments to net income included combining predecessor (MacDermid) results for the period from October 1, 2013 through October 31, 2013 with the Company's results as Platform did not own MacDermid for any of the predecessor period or for the entirety of the successor period. The successor period reflects Platform's new accounting basis as of the MacDermid acquisition and combined results are presented for comparative purposes.

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP AS ADJUSTED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

(In thousands, except per share amounts)
	Year Ended December 31, 2014	Adjustments 2014		As Adjusted Year Ended December 31, 2014		Combined (1) Year Ended December 31, 2013	Adjustments 2013		As Adjusted Year Ended December 31, 2013
	Successor			Successor

Net sales	$ 843,186	$ --		$ 843,186		$ 745,951	$ --		$ 745,951
Cost of sales	446,633	(35,514)	a	411,119		387,463	(24,192)		363,271
Gross profit	396,553	35,514		432,067		358,488	24,192		382,680

Operating expenses:
Selling, technical, general and administrative	357,872	(145,372)	b,c,d	212,500		262,076	(69,602)	c	192,474
Non-cash charge related to preferred stock dividend rights	--	--		--		172,006	(172,006)	e
Research and development	26,229	--		26,229		23,893	(290)		23,603
Restructuring	2,955	(2,955)		--		4,398	(4,398)		--
Total operating expenses	387,056	(148,327)		238,729		462,373	(246,296)		216,077

Operating profit (loss)	9,497	183,841		193,338		(103,885)	270,488		166,603

Other income (expense):
Interest, net	(37,902)	--		(37,902)		(51,300)	21,031	f	(30,269)
Loss on extinguishment of debt	--	--		--		(18,788)	18,788	g	--
Other (expense) income	(2,484)	842	h	(1,642)		(996)	(1,143)	h	(2,139)
	(40,386)	842		(39,544)		(71,084)	38,676		(32,408)
(Loss) income before income taxes, non-controlling interests and dividends on preferred shares	(30,889)	184,683		153,794		(174,969)	309,164		134,195
Income tax benefit (provision)	6,687	(46,717)	i	(40,030)		(7,142)	(37,142)	i	(44,284)
Net (loss) income	(24,202)	137,966		113,764		(182,111)	272,022		89,911
Net income attributable to the non-controlling interests	(5,706)	5,503	j	(203)		1,108	(1,434)		(326)

Net (loss) income attributable to shareholders	(29,908)	143,469		113,561		(181,003)	270,588		89,585

Accrued stock dividend on Founder's preferred shares	(232,747)	232,747	k	--		--	--		--
Accrued payment-in-kind dividend on cumulative preferred shares	--	--		--		(22,454)	22,454	l	--
Net (loss) income attributable to common shares	$ (262,655)	$ 376,216		$ 113,561		$ (203,457)	$ 293,042		$ 89,585

Earnings (loss) per share
Basic	$ (1.94)	--		$ 0.84		--	--		$ 0.66
Diluted	$ (1.94)	--		$ 0.59		--	--		$ 0.46

Weighted average shares outstanding
Basic	135,305	--		135,305		--	--		135,305	m
Diluted	135,305	--		193,100	n	--	--		193,100	n

a Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid, Chemtura and Agriphar Acquisitions.

b Includes $47.8 million in 2014 for costs primarily associated with Chemtura, Arysta and Agriphar Acquisitions.

c Includes $67.4 million in 2014 and $31.3 million in 2013 for intangible amortization expense that is added back in the "As Adjusted" Income Statement.

d Adjustment to reverse contingent consideration fair value adjustment of $29.1 million in connection with the MacDermid Acquisition.

e Non-cash charge related to preferred stock dividend rights over adjusted out of operating expenses.

f Adjustment to eliminate interest associated with debt not assumed with the MacDermid Acquisition.

g Adjustment to eliminate extinguishment of debt associated with recapitalization of MacDermid in Q2 2013.

h Adjustment primarily to reverse net mark-to-market loss on foreign exchange forward contracts entered into to finance Chemtura and Agriphar Acquisitions in 2014. Reversal of non-cash, mark-to-market gains on foreign debt in 2013.

i Adjustment to calculation of estimated blended effective tax rate of 26% in 2014 and 33% in 2013

j Adjustment for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition.

k Reversal of accrued stock dividend to Founders issued in January 2015.

l Reversal of accrued accretion on Predecessor preferred stock dividends that were not paid until the MacDermid Acquisition.

m Weighted average basic shares for 2014 are being used for 2013 for comparison.

n Non-GAAP Diluted Shares are calculated as follows:

Outstanding shares at December 31, 2014 (excl. Founders Stock Dividend)	182,067
Conversion of exchange rights held by selling stockholders of MacDermid	8,641
Common shares equivalent of founder's preferred shares	2,000
Vested Director stock options	250
Equity awards granted in 2014	142
Adjusted Diluted shares at December 31, 2014	193,100

(1) For the year ended December 31, 2013, adjustments to net income included combining predecessor (MacDermid) results for the period from January 1, 2013 through October 31, 2013 with the Company's results as Platform did not own MacDermid for any of the predecessor period or for the entirety of the successor period. The successor period reflects Platform's new accounting basis as of the MacDermid acquisition and combined results are presented for comparative purposes.

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Includes Predecessor and Successor data
	Combined	Successor	Combined	Successor
(in millions)	Q4 2013	Q4 2014	YTD 2013	YTD 2014
Net loss	$ (200.1)	$ (34.0)	$ (181.0)	$ (29.9)

Adjustments to reconcile to net loss:
Income tax (benefit) expense	(13.8)	(3.1)	7.1	(6.7)
Interest expense	10.8	14.9	51.8	38.7
Depreciation and amortization expense	16.2	30.7	45.6	88.0	(1)
Equity based compensation expense	9.6	0.5	9.6	1.3	(2)
Restructuring and related expenses	2.5	2.0	8.0	3.0	(3)
Non cash charges related to Founder Preferred Dividend	172.0	--	172.0	--	(4)
Predecessor loss on extinguishment of debt	--	--	18.8	--	(5)
Manufacturer's profit in inventory adjustment	23.9	23.6	23.9	35.5	(6)
Non-cash fair value adjustment to contingent consideration	--	3.0	--	29.1	(7)
Acquisition Costs	32.1	29.5	32.1	47.8	(8)
Other expense (income)	(8.7)	(1.4)	(7.8)	5.4	(9)

Adjusted EBITDA	$ 44.5	$ 65.7	$ 180.1	$ 212.2

Footnotes:
(1) Includes $23.8 million in Q4 2014 and $11.1 million in Q4 2013 and $67.4 million in YTD 2014 and $31.3 million in YTD 2013 for amortization expense that is added back in the "As Adjusted" Income Statement.
(2) Adjustment for predecessor stock compensation and long term incentive plan expense.
(3) Includes restructuring expenses of $1.9 million of reorganization costs adjusted out of operating expenses for YTD 2013.
(4) Non-cash charge related to preferred stock dividend rights.
(5) Adjustment to eliminate extinguishment of debt associated with recapitalization of MacDermid in Q2 2013.
(6) Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid Acquisition for YTD 2013 and Chemtura and Agriphar Acquisitions for YTD 2014
(7) Adjustment to fair value of contingent consideration in connection with the MacDermid Acquisition primarily associated with achieving the share price targets.
(8) Adjustment to reverse deal costs primarily in connection with the MacDermid Acquisition for YTD 2013 and the Chemtura, Arysta and Agriphar Acquisitions for YTD 2014.
(9) Adjustment for 2014 primarily for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition. For 2013, adjustment to reverse miscellaneous non-recurring charges.
CONTACT: Source/Investor Relations Contact:

         Benjamin Gliklich
         Vice President, Corporate Development,
         Finance and Investor Relations
         Platform Specialty Products Corporation
         +1-561-406-8465

         Media Contacts:
         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368